“We make healthy possible” Q2 2018 Financial Earnings Call Results and Business Update August 9, 2018

Safe Harbor Statement Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. The words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements. Such forward-looking statements are based on the expectations of Amneal Pharmaceuticals, Inc. (“our” or the “Company”) and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to (i) the impact of global economic conditions, (ii) our ability to integrate the operations of Amneal Pharmaceuticals LLC (“Amneal”) and Impax Laboratories, LLC (“Impax”) pursuant to the transactions (the “Combination”) contemplated by that certain Business Combination Agreement dated as of October 17, 2017 by and among the Company, Amneal, Impax and K2 Merger Sub Corporation as amended on November 21, 2017 and December 16, 2017 and our ability to realize the anticipated synergies and other benefits of the Combination, (iii) our ability to successfully develop and commercialize new products, (iv) our ability to obtain exclusive marketing rights for our products and to introduce products on a timely basis, (v) the competition we face in the pharmaceutical industry from brand and generic drug product companies, (vi) our ability to manage our growth, (vii) the illegal distribution and sale by third parties of counterfeit versions of our products or of stolen products, (viii) market perceptions of us and the safety and quality of our products, (ix) our dependence on the sales of a limited number of products for a substantial portion of our total revenues, (x) our ability to develop, license or acquire and introduce new products on a timely basis, (xi) the ability of our approved products to achieve expected levels of market acceptance, (xii) the risk that we may discontinue the manufacture and distribution of certain existing products, (xiii) the impact of manufacturing or quality control problems, (xiv) the risk of product liability and other claims against us by consumers and other third parties, (xv) risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws, (xvi) changes to FDA product approval requirements, (xvii) risks related to federal regulation of arrangements between manufacturers of branded and generic products, (xviii) the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers, (xix) our dependence on a few locations that produce a majority of our products, (xx) relationships with our major customers, (xxi) the continuing trend of consolidation of certain customer groups, (xxii) our reliance on certain licenses to proprietary technologies from time to time, (xxiii) our dependence on third party suppliers and distributors for raw materials for our products and certain finished goods, (xxiv) the time necessary to develop generic and branded drug products, (xxv) our dependence on third parties for testing required for regulatory approval of our products, (xxvi) our dependence on third party agreements for a portion of our product offerings, (xxvii) our ability to make acquisitions of or investments in complementary businesses and products on advantageous terms, (xxviii) regulatory oversight related to our international operations, (xxix) our increased exposure to tax liabilities due to our international operations and the impact of recent U.S. tax legislation, (xxx) payments required by our Tax Receivable Agreement, (xxxi) our involvement in various legal proceedings, including those brought by third parties alleging infringement of their intellectual property rights, (xxxii) legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives, (xxxiii) the significant amount of resources we expend on research and development, (xxxiv) our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, (xxxv) risks inherent in conducting clinical trials, (xxxvi) our reporting and payment obligations under the Medicaid rebate program and other government purchase and rebate programs, (xxxvii) quarterly fluctuations in our operating results, (xxxviii) adjustments to our reserves based on price adjustments and sales allowances, (xix) impairment of our goodwill and other intangible assets, (xl) investigations and litigation concerning the calculation of average wholesale prices, (xli) cybersecurity and data leakage risks, (xlii) our ability to attract and retain talented employees and consultants, (xliii) our ability to protect our intellectual property rights, (xliv) uncertainties involved in the preparation of our financial statements, (xlv) our ability to maintain an effective system of internal controls over financial reporting, (xlvi) the impact of terrorist attacks and other acts of violence, (xlvii) expansion of social media platforms, (xlviii) our need to raise additional funds in the future, (xlix) the restrictions imposed by the terms of our credit agreement, (l) the fact that we are a holding company with nominal net worth, (li) the volatility of the price of our Class A Common Stock, (lii) the impact from future sales of shares by our stockholders on the price of our Class A Common Stock, (liii) the high concentration of ownership of our Class A Common Stock, (liv) the fact that we are controlled by APHC Holdings, LLC, (lv) the impact of our charter specifying the Court of Chancery of the State of Delaware as the sole and exclusive forum for all disputes between us and our stockholders, (lvi) the impact of anti-takeover provisions under Delaware law, (lvii) our current expectation that we will not pay dividends in the future, (lviii) the impact of any changed recommendations regarding our Class A Common Stock from analysts and (lix) such other factors as may be set forth in our public filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures as defined by SEC rules. Please see our press release reporting our 2018 second quarter financial results, as well as our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, for a reconciliation of the GAAP results to the combined adjusted non-GAAP figures. Management believes that using additional non-GAAP measures on a combined company basis will facilitate the evaluation of the financial performance of the Company and its ongoing operations. The Company does not provide forward-looking guidance metrics on a GAAP basis. Consequently, the Company cannot provide a reconciliation between non-GAAP expectations and corresponding GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses, asset impairments and certain and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. Trademarks referenced herein are the property of their respective owners. ©2018 Amneal Pharmaceuticals, Inc. All Rights Reserved. 2

Q2 2018 Results and Business Update Robert Stewart President and CEO 3

Q2 2018 Highlights  GAAP1 Combined Adjusted2 Completed business combination with Impax Laboratories Q2 2018 Compared to ‒ Integration running ahead of schedule ($ in millions, Q2 Q2 Q1 Q2 Q1 Q2 except EPS) 2018 2018 2018 2017 2018 2017  Enhanced Specialty portfolio by acquiring Gemini Laboratories Net $414 $462 $427 $474 8% (3)% ® Revenue ‒ Lead product Unithroid Net (loss)  Expanded biosimilar pipeline with $(250) $70 $39 $62 82% 13% Income mAbxience agreement ‒ Biosimilar candidate Avastin® EBITDA N/A $139 $96 $1119 45% 17% Diluted $(0.15) $0.24 $0.14 N/A 71% N/A EPS 1 GAAP results from May 4, 2018, through June 30, 2018 including Amneal Pharmaceuticals LLC and Impax Laboratories, LLC. 4 2 Assumes the combination between Amneal Pharmaceuticals LLC and Impax Laboratories, LLC occurred on the first day of the quarter presented. Refer to the GAAP to non-GAAP reconciliation tables in the appendix for a reconciliation of non-GAAP results.

Integration Advancing Ahead of Schedule • Rapid and seamless execution of integration strategies • On track to achieve more than $200 million in cost synergies at an accelerated pace • Closure of Hayward, CA facility tracking ahead of schedule • Rebranding Impax Specialty as Amneal Specialty 5

Generics Business Highlights

ADJUSTED NET REVENUE[1]
$ millions


$411
$358
$385
2Q17
1Q18
2Q18

7% Sequential Growth driven by
- New product launches and capitalizing on existing high-value opportunities, partially offset by seasonal gTamiflu® decline

6% Year-over-Year decline due to
- Ongoing intermittent supply of Epinephrine Auto-Injector and discontinued low-value products

ANDAs APPROVED

YEAR TO DATE[2]

FINAL APPROVAL	TENTATIVE APPROVAL
33	9

NEW PRODUCT LAUNCHES

YEAR TO DATE[2]

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KEY PRODUCT LAUNCHES
YEAR TO DATE

- Colesevelam Tablets (gWelchol®)
- Cyclophosphamide Injection
- Erythromycin IR Tablets
- Methylphenidate HCl ER Tablets (gConcerta®)
- Phytonadione Tablets (gMephyton®)
- Potassium Chloride Oral Solution
- Vigabatrin Oral Solution (gSabril®)

amneal

[1] Assumes the combination between Amneal Pharmaceuticals LLC and Impax Laboratories, LLC occurred on the first day of the quarter presented.
[2] As of August 8, 2018.

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Specialty Pharma Business Highlights ADJUSTED NET REVENUE1 $ millions $80 $63 $69 2Q17 1Q18 2Q18 16% Sequential Revenue Growth Litigation Update ‒ Rytary® TRx growth of 10% ‒ Settled Rytary® litigation with Actavis (first-to-file); granted 27% Year-Over-Year Revenue Growth license to begin selling a generic version end of July 2025 ‒ Rytary® TRx growth of 28% ‒ Favorable U.S. Court of Appeals ruling regarding patent validity for Zomig® Nasal Spray; patent expires May 2021 IPX-203 Extended-Release Formulation of Carbidopa-Levodopa ‒ Patient enrollment for Phase III study beginning early Q4 2018 7 1 Assumes the combination between Amneal Pharmaceuticals LLC and Impax Laboratories, LLC occurred on the first day of the quarter presented.

Generic Pipeline - Diversified and High-Value Approximately 258 total projects of which ~50% are high value opportunities1 Ophthalmic Transmucosal Transdermal Transdermal 3% - $2.2B 1% - $1.1B Nasal Spray Other 4% - $1.6B 4% - $2.4B 2% $0.3B 1% - $0.4B Nasal Spray Inhalation 1% - $0.1B 6% - $13.1B Topical Injectable Injectable 10% - $3.1B 17% - $7.9B Topical 21% - $8.9B 5% - $0.8B ER Tablets ER Tablets 7% - $1.0B 11% - $7.2B Oral Liquid 10% - $0.4B IR Tablets Oral Liquid IR Tablets 18% - $5.6B 6% - $2.0B 34% - $32.2B Ophthalmic Capsules/Soft Gels 11% - $1.2B 12% - $14.6B Capsules/Soft Gels 13% - $7.6B Filings 134 ANDAs2 Development Pipeline: 124 projects2 U.S. Brand/Generic Sales ~$72 Billion3 U.S. Brand/Generic Sales ~$42 Billion3 Note: % numbers in pie charts above represent percentage of products within each dosage form; $ amounts represent respective sales data per IQVIA, as noted below. 1 High value opportunities are eFTF, FTF, FTM and other high value opportunities with 0 to 3 competitors. 8 2 Pipeline data as of July 31, 2018. 3 Sales data per IQVIA LTM March 2018

Q2 2018 Financial Results Bryan Reasons SVP, Chief Financial Officer 9

Generic Division Results

($ in millions, except EPS)	GAAP[1] Q2 2018	Combined Adjusted[2] Q2 2018	Q1 2018	Q2 2017	Q2 2018 Compared to Q1 2018	Q2 2017
Net Revenue	$362	$383	$358	$411	7%	(6)%
Gross Margin	41%	48%	42%	50%	600bps	(160)bps
Operating (loss) profit	$(57)	$113	$79	$106	44%	7%

Top 5 Generic Products	Q2 2018 Revenue
Diclofenac Sodium Topical Gel 1% (gVoltaren® Gel)	$31.8
Yuvafem Estradiol Vaginal Tablets (gVagifem®)	$30.8
Aspirin and ER Dipyridamole (gAggrenox®)	$27.9
Oxymorphone ER Tablets	$18.2
Epinephrine Auto-Injector (gAdrenaclick®)	$18.2

Key Driver: Generic Combined Adjusted Results

Sequentially: Revenue Up 7%
- New product launches contributed $41MM
- Higher sales of Yuvafem, Aspirin Dipyridamole, Diclofenac 1% up $33MM
- Lower sales of Oseltamivir (gTamiflu®) due to seasonality down $43MM

Year-Over-Year: Revenue Down 6%
- Lower sales of Epinephrine Auto-Injector due to ongoing intermittent supply down $12MM
- Discontinued products $8MM

Gross Margin
- Sequential improvement driven by product sales mix

Operating Income
- Sequential improvement driven by higher gross profit
- Year-over year improvement primarily driven by lower operating expenses as a result of cost synergies amneal

[1] GAAP results from May 4, 2018, through June 30, 2018 including Amneal Pharmaceuticals LLC and Impax Laboratories, LLC
[2] Assuming the business combination between Amneal Pharmaceuticals LLC and Impax Laboratories, Inc. had been completed as of April 1, 2018. Adjusted to exclude certain items. Refer to the GAAP to non-GAAP reconciliation tables in the appendix for a reconciliation of non-GAAP results.

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Specialty Pharma Division Results

($ in millions, except EPS)	GAAP[1]	Combined Adjusted[2]			Q2 2018 Compared to	
	Q2 2018	Q2 2018	Q1 2018	Q2 2017	Q1 2018	Q2 2017
Net Revenue	$52	$80	$69	$63	16%	27%
Gross Margin	54%	79%	78%	78%	170bps	80bps
Operating (loss) profit	$9	$38	$30	$18	24%	104%

Key Drivers: Specialty Combined Adjusted Results

Sequentially: Revenue Up 16%
- Rytary® up 15%; volume up 8%
- Anthelmintic franchise up 10%

Year-Over-Year: Revenue Up 27%
- Rytary® up 39%; volume up 31%
- Zomig® up 15%; prior year impacted by new competition in triptan market
- Anthelmintic franchise (Emverm® and Albenza®) up 49%
  - Prior year Albenza® supply disruption

Gross Margin
- Sequential improvement driven by product sales mix
- Year-over-year improvement driven by higher sales of Rytary and Albenza

Operating Income
- Sequential and year-over-year improvement primarily driven by an increase in gross profit from favorable sales mix amneal

[1] GAAP results from May 4, 2018, through June 30, 2018 including Amneal Pharmaceuticals LLC and Impax Laboratories, LLC
[2] Assuming the business combination between Amneal Pharmaceuticals LLC and Impax Laboratories, Inc. had been completed as of April 1, 2018. Adjusted to exclude certain items. Refer to the GAAP to non-GAAP reconciliation tables in the appendix for a reconciliation of non-GAAP results.

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Q2 2018 Non-GAAP Adjustments $ Millions $ Millions Amortization 22,156 Combined net loss (273,096) Acquisition, transaction and integration 211,888 Total adjustments 343,249 Restructuring and severance charges 44,688 Adjusted Net Income $70,153 Diluted shares outstanding 298,417 Loss on extinguishment of debt 19,667 Adjusted Diluted EPS $0.24 Inventory related charges 35,524 Exchange loss 25,946 All other 2,028 Tax effect at 21% (18,648) Total Adjustments $ 343,249 12

Closing Remarks Robert Stewart President and CEO 13

2018 Financial Guidance Guidance Range Full Year 2018 Adjusted Gross Margins 50% to 55% Adjusted R&D Expense as a % of Total Revenues1 10% to 15% Adjusted SG&A Expense as a % of Total Revenues 13% to 16% Adjusted EBITDA2 $580 to $620 million (previously $600 to $650 million) Adjusted EPS $0.90 to $1.00 (previously $0.95 to $1.10) Adjusted Effective Tax Rate 20% to 22% Capital Expenditures $80 to $100 million Diluted Shares Outstanding Approximately 300 million 1 Targeted annualized R&D spend is approximately 10% of total revenues. Delayed closing of business combination resulting in higher R&D spend in 2018. 2 Includes cost synergies of ~ $30 - $35 million currently expected to be realized in 2018. Amneal’s full year 2018 estimates are based on management's current expectations, including with respect to prescription trends, pricing levels, inventory levels, and the anticipated timing of future product launches and events. The Company does not provide forward-looking guidance metrics as outlined below on a GAAP basis. Consequently, the Company cannot provide a reconciliation between non-GAAP expectations and corresponding GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses, asset impairments and certain and other gains and losses. These items are uncertain, depend on 14 various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. The following statements are forward looking and actual results could differ materially depending on market conditions and the factors set forth under "Safe Harbor" on page 2.

Adjusted EBITDA Bridge to Full Year 2018 Guidance Focused on Delivering Double-Digit Year-Over-Year Adjusted EBITDA Growth1 ~15% to 23% Growth Over 20171 $580 to $560 $620 $470 2018 Full Year Brand Backlog All Other Net Competition 2018 Year To Go Full Year Annualized 1st Half 1st Half Launches Growth Epinephrine Synergies Adjusted Launches Guidance Auto-Injector $ millions 15 1 Based on combined company adjusted EBITDA of $504 million in 2017.

Focus on Key Priorities OPERATIONAL PRIORITES  Focus on synergy capture and cost control  Maintain high level of quality and compliance  Continue to provide superior service to our customers COMMERCIAL PRIORITIES  Maximize value of enhanced commercial portfolio to grow revenue and profits  Focus on bringing products to market on time with consistent supply  Creative tuck-in transactions to support portfolio development 16

Long-Term Capital Deployment OUR PORTFOLIO FOCUS Specialty Generics Biosimilars Products  Continue investment in organic growth through focused R&D  Pursue creative business development to substantially strengthen our key portfolios  Continue to evaluate additional adjacencies as market dynamics develop 17

Questions & Answers 18

Appendix & Non-GAAP Reconciliations 19

GAAP to Non-GAAP Reconciliation

The following table reconciles GAAP net loss to Combined adjusted net income:
(Unaudited; In thousands, except per share amounts)

	Three months ended June 30, 2018				Three months ended June 30, 2017		
		Add:				Add:	
	GAAP	Impax/ Gemini	Combined		GAAP	Impax/ Gemini	Combined
Net loss	$(250,090)	$(23,006)	$(273,096)		$37,748	$(15,917)	$21,831
Adjusted to add (deduct):							
Non-cash interest	4,407	2,549	6,956		1,521	6,430	7,951
GAAP Income taxes	(12,416)	1,017	(11,399)		1,852	(520)	1,332
Amortization	16,694	5,812	22,506		886	17,219	18,105
Share-based compensation expense	1,644	-	1,644		-	6,225	6,225
Acquisition, transaction and integration	207,507	4,381	211,888		81	99	180
Restructuring and severance charges	44,465	223	44,688		-	13,943	13,943
Loss on extinguishment of debt	19,667	-	19,667		-	-	-
Inventory related charges	32,519	3,005	35,524		16,605	-	16,605
Litigation, settlements and related charges	-	-	-		-	7,989	7,989
(Gain)/loss on sale of assets	878	-	878		-	(12,200)	(12,200)
Asset impairment charges	-	-	-		-	1,894	1,894
Royalty expense	-	-	-		4,921	-	4,921
Exchange gain	25,946	-	25,946		(15,333)	-	(15,333)
Other	2,649	750	3,399		997	4,639	5,636
Income tax at 21%	(19,525)	1,096	(18,429)		(10,348)	(6,258)	(16,607)
Adjusted Net Income	$74,345	$(4,173)	$70,172		$38,930	$23,543	$62,472
Adjusted Earnings per share			$ 0.24				

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GAAP to Non-GAAP Reconciliation

The following table reconciles GAAP net loss to Combined EBITDA and Combined adjusted EBITDA:
(Unaudited, In thousands)

	Three months ended June 30, 2018			Three months ended June 30, 2017		
	GAAP	Add: Impax/ Gemini	Combined	GAAP	Add: Impax/ Gemini	Combined
Net loss	$(250,090)	$(23,006)	$(273,096)	$37,748	$(15,917)	$21,831
Adjusted to add (deduct):						
Interest expense, net	36,622	4,753	41,375	17,726	13,214	30,940
Income taxes	(12,416)	1,017	(11,399)	1,852	(520)	1,332
Depreciation and amortization	32,147	6,925	39,072	10,535	24,355	34,890
EBITDA	(193,737)	(10,311)	(204,048)	67,861	21,132	88,993
Adjusted to add (deduct):						
Share-based compensation expense	1,644	-	1,644	-	6,225	6,225
Acquisition, transaction and integration	207,507	4,381	211,888	81	99	180
Restructuring and severance charges	44,465	223	44,688	-	13,943	13,943
Loss on extinguishment of debt	19,667	-	19,667	-	-	-
Inventory related charges	32,519	3,005	35,524	16,605	-	16,605
Litigation, settlements and related charges	-	-	-	-	7,989	7,989
(Gain)/loss on sale of assets	878	-	878	-	(12,200)	(12,200)
Asset impairment charges	-	-	-	-	1,894	1,894
Royalty expense	-	-	-	4,921	-	4,921
Exchange gain	25,946	-	25,946	(15,333)	-	(15,333)
Other	2,649	-	2,649	997	4,639	5,636
Adjusted EBITDA	$141,538	$(2,702)	$138,836	$75,132	$43,721	$118,853

amneal

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GAAP to Non-GAAP Reconciliation

The following table reconciles the Generics Business GAAP results to combined results and to adjusted combined operating profit:
(Unaudited, In thousands)

	Three months ended June 30, 2018			Three months ended March 31, 2018			Three months ended June 30, 2017		
		Add:			Add:			Add:	
	GAAP	Impax	Combined	GAAP	Impax	Combined	GAAP	Impax	Combined
Net revenue	$ 361,770	$ 20,995	$ 382,765	275,189	$ 81,242	$ 356,431	259,871	$ 150,889	$ 410,760
Cost of goods sold	211,534	29,624	241,158	130,594	93,137	223,731	136,138	108,901	245,039
Gross profit	150,236	(8,629)	141,607	144,595	(11,895)	132,700	123,733	41,988	165,721
Selling, general, and administrative	16,621	4,340	20,961	11,202	7,556	18,758	14,845	8,034	22,879
Research and development	47,206	3,984	51,190	44,208	9,639	53,847	47,184	20,995	68,179
Intellectual property legal development expenses	4,004	-	4,004	4,576	84,597	89,173	4,926	319	5,245
Acquisition, integration and transaction related expenses	114,622	-	114,622	-	-	-	-	-	-
Restructuring	24,797	-	24,797	-	-	-	-	8,789	8,789
Operating profit	(57,014)	(16,953)	(73,967)	84,609	(113,687)	(29,078)	56,778	28,776	60,629
Adjusted to add (deduct):									
Amortization	6,043	3,934	9,977	1,760	9,889	11,649	886	13,385	14,271
Inventory step-up	13,250	-	13,250	-	-	-	-	-	-
Other inventory related charges	17,319	3,005	20,324	-	6,889	6,889	16,605	-	16,605
Intellectual property legal development expenses	4,004	-	4,004	4,576	84,597	89,173	4,926	319	5,245
Acquisition, integration and transaction related expenses	114,622	-	114,622	-	-	-	-	-	-
Restructuring	24,797	-	24,797	-	-	-	-	8,789	8,789
Adjusted operating profit	$ 123,021	$ (10,014)	$ 113,007	$ 90,945	$ (12,312)	$ 78,633	$ 79,195	$ 51,269	$ 105,539

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GAAP to Non-GAAP Reconciliation

The following table reconciles the Specialty Pharama Business GAAP results to combined results and to adjusted combined operating profit:
(Unaudited, In thousands)

	Three months ended June 30, 2018			Three months ended March 31, 2018			Three months ended June 30, 2017		
		Add:			Add:			Add:	
	GAAP	Impax/Gemini	Combined	GAAP	Impax/Gemini	Combined	GAAP	Impax/Gemini	Combined
Rytary	$ 20,520	$ 8,578	$ 29,098	$ -	$ 26,508	$ 26,508	$ -	$ 21,922	$ 21,922
Zomig	9,695	3,933	13,628	-	10,478	10,478	-	12,325	$ 12,325
All other Specialty	21,802	15,035	36,837	-	31,713	31,713	-	29,164	29,164
Net revenue	52,017	27,546	79,563	-	68,699	68,699	-	63,411	63,411
Cost of goods sold	23,958	6,711	30,669	-	20,020	20,020	-	25,269	25,269
Gross profit	28,059	20,835	48,894	-	48,679	48,679	-	38,142	38,142
Selling, general, and administrative	13,549	7,707	21,256	-	20,235	20,235	-	19,693	19,693
Research and development	3,129	1,007	4,136	-	2,657	2,657	-	5,852	5,852
Intellectual property legal development expenses	43	-	43	-	23	23	-	851	851
Acquisition, integration and transaction related expenses	-	-	-	-	-	-	-	-	-
Restructuring	2,421	-	2,421	-	940	940	-	-	-
Operating profit	8,917	12,121	21,038	-	24,824	24,824	-	11,746	11,746
Adjusted to add (deduct):									
Amortization	10,651	1,528	12,179	-	4,584	4,584	-	3,834	3,834
Inventory step-up	1,950	-	1,950	-	-	-	-	-	-
Other inventory related charges	-	-	-	-	-	-	-	2,006	2,006
Intellectual property legal development expenses	43	-	43	-	23	23	-	851	851
Acquisition, integration and transaction related expenses	-	-	-	-	-	-	-	-	-
Restructuring	2,421	-	2,421	-	940	940	-	-	-
Adjusted operating profit	$ 23,982	$ 13,649	$ 37,631	$ -	$ 30,371	$ 30,371	$ -	$ 18,437	$ 18,437

amneal

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